UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of earliest event reported: January 10, 2024

JAWS Mustang Acquisition Corporation

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39975	98-1564586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Washington Avenue, Suite 800 Miami Beach, FL	33139
(Address of principal executive offices)	(Zip Code)

(305) 695-5500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-fourth of one redeemable warrant	JWSM.U	The New York Stock Exchange American
Class A ordinary shares included as part of the units	JWSM	The New York Stock Exchange American
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	JWSM WS	The New York Stock Exchange American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events

On January 10, 2024, Jaws Mustang Acquisition Corporation (the “Company”) and the parties to the Letter Agreement, dated February 1, 2021, among the Company, Mustang Sponsor LLC, and the Company’s officers and directors (“Insider Letter”), waived a restriction imposed by Section 3 and Section 4(b) of the Insider Letter on the ability of former director David Helfand to redeem any Class A ordinary shares held by him. The Class B ordinary shares held by Mr. Helfand will continue to be bound by the applicable restrictions of the Insider Letter. Mr. Helfand resigned as a director of the Company on November 8, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 11, 2024

JAWS MUSTANG ACQUISITION CORPORATION

By:	/s/ Andrew Klaber
Name:	Andrew Klaber
Title:	Chief Executive Officer